UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 28, 2005

THE RICEX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-24285	68-0412200
(State or other jurisdiction of icorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 Hawk’s Flight Court El Dorado Hills, California	95762
(Address of principal executive offices, including zip code)	(Zip Code)

Registrant's telephone number, including area code:  (916) 933-3000

Item 1.01.	Entry into Material Definitive Agreement.

        On January 28, 2005, The RiceX Company (the “Company”) entered into a separation and mutual release agreement with Terrence Barber, the Company’s Chief Executive Officer. The agreement provides for the resignation by Mr. Barber as the Chief Executive Officer of the Company, as well as his resignation from the board of directors of the Company, and, in exchange for mutual releases between the Company and Mr. Barber, the agreement provides for Mr. Barber to receive a severance payment of $150,000.00. The agreement also provides for the termination of all unvested stock options previously granted to Mr. Barber pursuant to that certain Non-Statutory Stock Option Agreement dated June 25, 2004, as well as the return of all property of the Company held by Mr. Barber. Additional disclosure regarding Mr. Barber’s resignation is set forth below in Items 1.02 and 5.02 of this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

        As set forth above, on January 28, 2005, the Company accepted the resignation of Mr. Barber as the Chief Executive Officer of the Company. In connection therewith, the employment agreement between the Company and Mr. Barber was terminated and, in exchange for mutual releases between the Company and Mr. Barber, Mr. Barber received a severance payment of $150,000.00. Mr. Barber’s resignation from his position as Chief Executive Officer of the Company was predicated on his desire to pursue other opportunities.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        As set forth above, on January 28, 2005, the Company accepted the resignation of Mr. Barber from the board of directors of the Company. In connection therewith, Mr. Barber resigned from his position on the Executive Committee of the board of directors. Mr. Barber’s resignation from the board of directors of the Company was predicated on his desire to pursue other opportunities.

        On January 28, 2005, the Company also accepted the Mr. Barber’s resignation as the Chief Executive Officer of the Company.

        On January 28, 2005, the Company appointed Ike E. Lynch as its interim Chief Executive Officer pending the appointment of a permanent successor to Mr. Barber. Mr. Lynch, age 60, currently serves as the Company’s Vice President of Operations and International Business Development, and President and Chief Operating Officer of RiceX Nutrients, Inc., a subsidiary of the Company (formerly Food Extrusion Montana, Inc.). He has held these positions since January 1997.

        The Company and Mr. Lynch previously entered into an employment agreement, on May 1, 2004, appointing him as the Company’s Vice President of Operations and International Business Development. Pursuant to the terms of this employment agreement, Mr. Lynch devotes a minimum of 30 hours per month and a maximum of 100 hours per month to the performance of his duties. Mr. Lynch receives a minimum monthly salary of $3,000.00 (subject to an annual 5% adjustment), with an additional $100.00 per hour for each hour worked beyond his minimum requirement. The term of the employment agreement is for five years and can be automatically extended unless either party delivers notice of election not to extend the employment at least six months prior to the expiration of the initial term. Mr. Lynch is also entitled to certain severance payments upon his termination without cause, as well as certain change of control payments in the event of a change of control of the Company.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document

17.1	Letter from Terrence Barber to the Company dated January 28, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RICEX COMPANY
Date: January 28, 2005	By:	/s/ Daniel L. McPeak Sr.
Daniel L. McPeak Sr. Chairman of the Board